UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2010

Local Insight Regatta Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-152302	20-8046735
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

188 Inverness Drive West, Suite 800 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

303-867-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2010, the Compensation Committee of Local Insight Media Holdings, Inc. (“LIMH”), the indirect parent of Local Insight Regatta Holdings, Inc. (the “Company”), approved amendments to the employment agreement of John S. Fischer, the Company’s General Counsel and Secretary and a named executive officer of the Company. The employment agreement of Mr. Fischer has been amended to: (i) increase the target bonus payable to him under the LIMH Senior Executive Incentive Bonus Plan (the “Executive Bonus Plan”) from 70% to 100% of his base salary and (ii) increase the bonus payable to him under the Executive Bonus Plan if certain “stretch” targets established by LIMH’s Compensation Committee are met from 105% to 150% of his base salary. Mr. Fischer’s employment agreement was also amended to ensure compliance with the requirements of Section 409A of the Internal Revenue Code of 1986.

A copy of the amendment to Mr. Fischer’s employment agreement is filed at Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement, dated January 2, 2007, by and between John S. Fischer and Local Insight Media, LLC.*

*	Represents management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant, Local Insight Regatta Holdings, Inc., has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 26, 2010

LOCAL INSIGHT REGATTA HOLDINGS, INC.

By:	/s/ JOHN S. FISCHER
Name:	John S. Fischer
Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement, dated January 2, 2007, by and between John S. Fischer and Local Insight Media, LLC.*

*	Represents management contract or compensatory plan.

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